Exhibit 15.3

[Letter Head of Maples and Calder (Hong Kong) LLP]

Our ref	RDS/658302 - 000001/13006349v1

Direct tel	+852 2971 3046

Email	richard.spooner@maplesandcalder.com

TAL Education Group

15/F Danling SOHO

No. 6 Danling Street, Haidian District

Beijing 100080

People’s Republic of China

25 June 2018

Dear Sirs

TAL Education Group

We consent to the reference to our firm under the heading “Item 4.C-Information on the Company-Organizational Structure” in the annual report on Form 20-F for the fiscal year ended February 28, 2018, which will be filed by TAL Education Group in June 2018 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference of our opinions under this heading into the Company’s Registration Statement No. 333-172178 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 28, 2018.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP